EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                                  BY AND AMONG

                          KSW MECHANICAL SERVICES, INC.

                                    KSW, INC.

                                       AND

                                  FLOYD WARKOL

                         Effective as of January 1, 2006




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                              EMPLOYMENT AGREEMENT
                              --------------------

           EMPLOYMENT AGREEMENT effective January 1, 2006 (this "Agreement"), by and among KSW MECHANICAL SERVICES, INC., a Delaware Corporation, (the "Company"), KSW, Inc., a Delaware Corporation ("KSWI"), and FLOYD WARKOL ("Warkol").

           WHEREAS, the Company is a subsidiary of KSWI;

           WHEREAS, the Company recognizes that Warkol can contribute to the growth and success of the Company and desires to retain the benefits of Warkol's knowledge, expertise, experience and services; and

           WHEREAS, the Company desires to continue to employ Warkol on the terms and conditions set forth below; and WHEREAS, Warkol desires to continue to be employed by the Company.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises of the parties hereto contained herein, the parties agree as follows:

               1.   EMPLOYMENT

           1.1 Term. The Company agrees to continue to employ Warkol as Chairman and Chief Executive Officer of the Company and Warkol agrees to continue such employment, subject to the terms and provisions hereof, for the period beginning the effective date hereof and ending 24 months following such date, unless terminated earlier pursuant to Article 3 or 4 hereof (the "Term"). During the Term, and for so long as Warkol is employed by the Company hereunder, Warkol shall also serve as the President and Chief Executive Officer of KSWI and KSWI shall employ Warkol in that capacity. If Warkol is not a director of the Company or KSWI, he shall nonetheless be entitled to attend Board of Directors meetings of the Company and KSWI.

           1.2 Duties. During the Term, Warkol shall serve the Company as its senior executive officer and shall be responsible for the management and operations of the Company, including, without limitation, all decisions made in the ordinary course of business. Warkol shall report to the Board of Directors of KSWI. Warkol shall perform his duties hereunder diligently, faithfully and to the best of his ability. In addition to his duties as Chairman and Chief Executive Officer of the Company, Warkol shall perform such duties as may from


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time to time be assigned to Warkol by an authorized vote of the Board of
Directors of the Company. During the Term, unless this Agreement is terminated, Warkol shall not serve as a director of any other business without the prior consent of the Board of Directors, other than serving on the Board of Directors of various trade associations.

           1.3 Place of Performance. Warkol shall perform his services hereunder in the New York City metropolitan area and shall be provided with an office similar in size and location to the office he now occupies. Warkol may be required to travel periodically on behalf of the Company consistent with the nature and scope of his duties.

           1.4 Time Devoted to Employment. During the period January 1, 2006 through December 31, 2007, as his workload permits, Warkol shall work four or five weekdays a week, at his sole discretion. Warkol shall devote all of his business time, on the days he is working for the Company, to the affairs and the business of the Company and to the performance of his duties hereunder, except that Warkol may spend a portion of his business time in the management of his personal investments and serving as an officer and/or director of industry associations which enhance Warkol's visibility in the business community; provided that doing so does not materially interfere with the performance of his duties and services hereunder.

           1.5 Vacations. During each calendar year during the Term, Warkol shall be entitled to four weeks vacation, to be extended, subject to the reasonable concurrence of the Board of Directors, to six weeks if Warkol's absence during the additional two weeks, does not adversely impact the Company, and provided that Warkol's duties can be adequately carried out by the management of the Company.


               2.   COMPENSATION AND RELATED MATTERS

           2.1 Base Salary. Subject to the provisions of Article 4 and 5 hereof, as compensation for services rendered hereunder, Warkol shall be paid based upon an annual salary of $450,000, based on a five-day workweek and pro-rated for a four-day workweek, as applicable. Salary is to be paid weekly in accordance with the Company's normal payroll practices, subject to deduction for withholding and other applicable taxes and similar charges.


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           2.2 Bonus. In addition to the base salary set forth in paragraph 2.1 hereof, for the years 2006 and 2007, Warkol shall receive each year an amount equal to 9.5% of the annual profits, before taxes, of the Company which are in excess of $250,000, to be paid within 90 days after the end of each calendar year. The computation of any bonus based on the annual pretax profits of the Company shall exclude the effect of any income or expense with respect to the Co-Op City Project. For the purpose of this Agreement, pretax profit shall exclude any bonuses due to Floyd Warkol.

           2.3 Benefits. (a) During the Term, and subject to the provisions of
Article 4 hereof, Warkol and his spouse shall be entitled to participate in and be covered by, at the Company's cost and expense, medical insurance coverage at the same level of coverage previously provided to Warkol.

                (b) The Company shall maintain, at its own cost and expense, a policy or policies of life insurance on Warkol's life with $1 million payable to the beneficiary of Warkol's choice upon Warkol's death. Should Warkol's employment with the Company be terminated, Warkol shall be entitled to have such policy assigned to him, whereupon he shall assume all costs associated therewith. The Company shall, at its own cost and expense, provide to Warkol disability insurance coverage providing benefits equal to 60% of Base Salary, to the extent commercially available.

                (c) The Company has established a 401-(k) plan, in compliance with the applicable regulations, and Warkol shall be entitled to continue to participate in such plan.

                (d) The Company recognizes the benefits of Warkol's involvement in the Construction Trade Associations and shall permit Warkol to continue such involvement at the expense of the Company, which involvement may include attendance at board meetings and conventions at the expense of the Company.

                (e) At any time that Warkol is required to travel by airplane on a trans-continental or international basis for the purposes of conducting Company business, Warkol shall be entitled, at the expense of the Company, to fly in business class. All other air travel shall be coach class.


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                (f) At the Company's cost and expense, in order to assist Warkol in the performance of his duties, Warkol shall be provided with the use of a car and the services of a chauffeur of substantially the same nature that Warkol was previously provided prior to the date hereof. The Company acknowledges that the nature of Warkol's duties requires Warkol during the course of a business day to be in a number of different locations and accordingly, it is beneficial to the Company for Warkol to have the availability of a car and chauffeur.

                (g) The Company shall reimburse Warkol for all necessary and reasonable business expenses incurred by him in the performance of his duties under this Agreement which are substantiated by receipted vouchers or paid bills in accordance with the Company's policies.

                (h) The Company shall provide to Warkol such additional compensation, fees, bonus or other forms of compensation as the Compensation Committee of the Board of Directors in its sole discretion shall authorize or agree to pay, payable on such terms and conditions as it shall determine.

               3.   TERMINATION

           3.1 Cause. The Company may terminate the employment of Warkol for "Cause" at any time. For purposes hereof, the term "Cause" shall mean termination based upon (a) the willful and continued failure by Warkol to substantially perform his material duties hereunder or the breach by Warkol of any of the material provisions hereof, which failure or material breach shall have continued for at least thirty (30) days after receipt of written notice from the Company of such failure; (b) and act of fraud or embezzlement against the Company or misappropriation of the Company's assets; (c) Warkol's conviction of or guilty or nolo contendere plea concerning any felony; (d) the inability of Warkol to perform his material duties as a result of any addiction to alcohol or controlled substances, other than medication legally prescribed and administered by a duly licensed physician. A termination of Warkol's employment from the Company other than for "Cause" or as provided in Article 4 shall be deemed a termination "without cause".


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           3.2 Upon A Sale. The Company or Warkol shall be entitled to terminate his Agreement upon 60 days of the sale of the Company and/or KSWI or the sale of all or substantially all of the Company's assets.

           3.3 Notice of Termination. Any purported termination of Warkol's employment by the Company or by Warkol shall be communicated by written notice of termination to the other party hereto in accordance with Section 8.6 hereof.

           3.4 Date of Termination. "Date of Termination" for purposes of determining Warkol's right to compensation hereunder shall mean the date set forth in the notice of termination.

               4.   DISABILITY OR DEATH

           4.1 If, as the result of any physical or mental disability, Warkol shall have failed or been unable to perform his duties to the Company hereunder for a period of 180 consecutive days, the Company may, by notice to Warkol subsequent thereto, terminate his employment under this Agreement as of the date of the notice without any further payment or the furnishing of any benefit by the Company under this Agreement) other than accrued and unpaid base salary at the then current rate salary and benefits which have accrued pursuant to any plan or by law and except as otherwise required by applicable law).

           4.2 In the event of the death of Warkol during the term of his employment hereunder, the estate or other legal representative of Warkol shall be entitled to base salary at the then current rate salary for a period ending on the earlier of (i) two (2) months following the date of Warkol's death or
(ii) the last day of the term of this Agreement.

               5.   COMPENSATION AND TERMINATION

           Upon termination of Warkol's employment, Warkol shall be entitled to his salary base through the Date of Termination at the rate in effect at the time the notice of termination is given and shall provide to Warkol the benefits described hereunder through the Date of Termination, except as otherwise provided by applicable law. Thereafter, the Company shall have no further obligations to Warkol under this Agreement.



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               6.   COVENANTS OF WARKOL

           6.1 Return of Documents. Upon termination of his employment with the Company hereunder, Warkol agrees to return all documents and other property provided to him or prepared by him during his employment with the Company which relate to the business and affairs of the Company, including without limitation, contracts, agreements, customer lists, working specifications, plans, proposals, photographs, books, notes and all copies thereof.

           6.2 Retention by the Company. Warkol agrees that all improvements, inventions and other developments made by him in the course of providing services to the Company, either alone or jointly with others, shall belong solely to the Company and Warkol shall not have any intellectual property rights to any such developments. Warkol further agrees that, during the Term and thereafter, he will fully cooperate with the Company, including executing all transfer instruments, to obtain and maintain intellectual property rights, and otherwise to confirm the Company's proprietary interest in, such developments.

               7.   COVENANTS OF THE COMPANY AND KSWI

           7.1 Indemnification. The Company shall indemnify Warkol to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, in any legal action, suit or proceeding involving Warkol in connection with his duties pursuant to this Agreement.

               8.   MISCELLANEOUS

           8.1 Binding Agreement. This Agreement shall be binding and shall inure to the benefit of the parties hereto and the heirs, personal representatives and estate of Warkol, provided, however, that the duties of Warkol hereunder are personal to Warkol and may not be delegated or assigned by him.

           8.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.


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           8.3 Enforcement and Reformation. Since it is the agreement and desire of Warkol and the Company that the provisions of this Agreement be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, and the deletion shall apply only with respect to the operation of said provision and to the extent of said provision, and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

           8.4 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by an instrument in writing signed by each of the parties hereto.

           8.5 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of such obligation, covenant, agreement or condition. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing and signed by the party granting such consent.

           8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and effective if delivered personally or by facsimile transmission (during regular business hours to the extent such facsimile is confirmed), mailed by registered or certified mail (return receipt requested), postage prepaid, four (4) business days after being so mailed to the parties at the following addresses (or at such other address as a party shall specify by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):


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(a)      If to the Company, or KSWI to:

                           37-16 23rd Street
                           Long Island City, New York  11101
                           Attention:  Board of Directors

(b)      If to Warkol:

                           Floyd Warkol
                           Meadow Lane
                           Purchase, New York  10577

           8.7 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

           8.8 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, except as may be modified by the parties in writing. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

           8.9 Aribitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby that the parties are unable to resolve within thirty (30) business days after written notice by a party to the other parties hereto or such dispute, controversy or claim shall be finally resolved by arbitration as herein provided. Such dispute, controversy or claim shall be submitted to binding arbitration by any party after such thirty (30) day period. The arbitration shall be held in accordance with the commercial rules of the American Arbitration Association. In the event of any conflict between such rules and this Section 10, the provisions of this
Section 10 shall govern and be controlling. The arbitration, including the rendering of the award, shall take place in New York, U.S.A., which the parties hereby irrevocably agree shall be exclusive forum for resolving any such


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dispute, controversy or claim. The decision of the arbitrators shall be final, conclusive and binding upon the parties thereto, and the expense of the arbitration (including, without limitation, any award of attorneys' fees and expenses to the prevailing party) shall be paid as the arbitrators determine. The arbitration shall be conducted by one arbitrator mutually acceptable to the parties, or if they cannot agree as to one arbitrator, each of KSWI and Warkol shall appoint one arbitrator and those two arbitrators shall choose a third arbitrator. A decision by a majority of the arbitrators shall be binding on the parties.


           8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, each of Warkol, the Company, and KSWI has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, on September 12, 2005.

KSW, INC.COMPENSATION COMMITTEE KSW MECHANICAL SERVICES, INC.


By: _________________________                 By:_______________________________
         John Cavanagh                           Name:
                                                 Title:

By: _________________________
         Stanley Kreitman


   __________________________
         Floyd Warkol









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